Exhibit 99.1

Bandwidth Announces Third Quarter 2018 Financial Results

Total revenue of $50.5 million, up 22% year-over-year
CPaaS Revenue of $41.5 million, up 24% year-over-year
Active CPaaS Customers of 1,155, up 26% year-over-year
Dollar-based net retention rate of 117%, up from 105% in Q3 2017

Raleigh, NC - October 30, 2018 - Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced financial results for the third quarter ended September 30, 2018.
“We continued our trend of surpassing expectations during the third quarter and delivered strong financial results. We grew CPaaS revenue 24% year-over-year and expanded customer relationships evidenced by our 117% dollar-based net retention rate," stated David Morken, chief executive officer of Bandwidth. "We have made excellent progress in bolstering our sales and marketing and technology teams. I am proud of all Bandmates who continue to demonstrate strong execution during this period of accelerated hiring. We are excited to deliver value and modernize communications for our enterprise customers.”
Third Quarter 2018 Financial Highlights
• Revenue: Total revenue for the third quarter of 2018 was $50.5 million, up 22% compared to $41.3 million for the third quarter of 2017. Within total revenue, CPaaS revenue was $41.5 million, up 24% compared to $33.4 million for the third quarter of 2017. Other revenue contributed the remaining $8.9 million for the third quarter of 2018. Other revenue was $7.9 million in the same period last year.
• Gross Profit: Gross profit for the third quarter of 2018 was $23.0 million, compared to $18.8 million for the third quarter of 2017. Gross margin for the third quarter of 2018 was 46%, compared to 45% for the third quarter of 2017. Non-GAAP gross profit for the third quarter of 2018 was $24.1 million, compared to $19.9 million for the third quarter of 2017. Non-GAAP gross margin was 48% for the third quarter of 2018, compared to 48% for the third quarter of 2017.
• Net Income: Net income for the third quarter of 2018 was $2.5 million, or $0.12 per share, based on 21.1 million weighted average diluted shares outstanding. This includes a $4.2 million income tax benefit from option exercises. During the third quarter of 2017, net income attributable to common stockholders was $1.4 million, or $0.11 per share, based on 13.3 million weighted average diluted shares outstanding for the third quarter of 2017.
• Non-GAAP Net Income/(Loss): Non-GAAP net loss for the third quarter of 2018 was $(1.0) million, or $(0.05) per share, based on 19.1 million weighted average basic shares outstanding. Non-GAAP net loss excludes the $4.2 million income tax benefit from option exercises. This compares to a Non-GAAP net income of $2.2 million, or $0.15 per share, based on 15.0 million weighted average diluted shares outstanding for the third quarter of 2017.
• Adjusted EBITDA: Adjusted EBITDA was $2.3 million for the third quarter of 2018, compared to $5.2 million for the third quarter of 2017.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each are calculated are included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below.
Third Quarter 2018 Key Metrics
• The number of active CPaaS customers was 1,155 as of September 30, 2018, an increase of 26% from 918 as of September 30, 2017.
• The dollar-based net retention rate was 117% during the third quarter of 2018, compared to 105% during the third quarter of 2017.
Additional information regarding our active CPaaS customers and dollar-based net retention rate and how each are calculated are included below.
Financial Outlook
As of October 30, 2018, Bandwidth is providing guidance for its fourth quarter and full year 2018 as follows:
• Fourth Quarter 2018 Guidance: CPaaS revenue is expected to be in the range of $42.1 million to $42.6 million. Total revenue is expected to be in the range of $49.1 million to $49.6 million. Non-GAAP earnings per share is expected to be a loss in the range of ($0.28) to ($0.30) per share, using 19.4 million weighted average basic shares outstanding.
• Full Year 2018 Guidance: CPaaS revenue is expected to be in the range of $162.3 million to $162.8 million. Total revenue is expected to be in the range of $200.8 million to $201.3 million.  Non-GAAP earnings per share is expected to be in the range of approximately of $0.19 to $0.21 per share, using 21.1 million weighted average diluted shares outstanding.
Bandwidth has not reconciled its fourth quarter and full-year guidance related to non-GAAP net income (loss) to GAAP net income and non-GAAP earnings (loss) per share to GAAP earnings (loss), because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Quarterly Conference Call
Bandwidth will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the third quarter ended September 30, 2018. To access this call, dial (877) 407-0792 for the U.S. or Canada, or (201) 689-8263 for international callers. A live webcast of the conference call will be accessible from the Investors section of Bandwidth’s website at https://investors.bandwidth.com, and a recording will be archived and accessible at https://investors.bandwidth.com. An audio replay of this conference call will also be available through  November 6, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13683930.
About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and Ring Central use Bandwidth’s APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network- one of the largest in the nation. More information available at www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2018 and full-year 2018, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our prospectus related to the initial public offering (IPO), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on November 13, 2017 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation and amortization and stock-based compensation. We add back depreciation and amortization and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to- period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non- cash expenses, such as depreciation, amortization and stock-based compensation, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing adjusted gross profit by revenue, expressed as a percentage of revenue.

We define Non-GAAP net income (loss) as net income (loss) adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, change in fair value of shareholders’ antidilutive arrangement, amortization of acquired intangible assets related to the Dash acquisition, impairment charges of intangibles assets, loss (gain) on disposal of property and equipment, estimated tax impact of above adjustments, income tax benefit resulting from excess tax benefits associated with the exercise of stock options, benefit resulting from the release of the valuation allowance on our deferred tax assets (“DTA”), and impact on remeasurement of DTA as a result of 2017 tax reform.
We define adjusted EBITDA as net income adjusted to reflect the addition or elimination of certain income statement items including, but not limited to: income tax expense (benefit), interest expense, net, depreciation and amortization expense, stock-based compensation expense, impairment of intangible assets, and loss (gain) from disposal of property and equipment. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define Free Cash Flow as net cash provided by or used in operating activities less net cash used in investments of property, plant and equipment activities and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
We define an active CPaaS customer account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $100 of revenue in the last month of the period. We believe that the use of our platform by active CPaaS customer accounts at or above the $100 per month threshold is a stronger indicator of potential future engagement than trial usage of our platform at levels below $100 per month. A single organization may constitute multiple unique active CPaaS customer accounts if it has multiple unique account identifiers, each of which is treated as a separate active CPaaS customer account.
Our dollar-based net retention rate compares the CPaaS revenue from customers in a quarter to the same quarter in the prior year. To calculate the dollar-based net retention rate, we first identify the cohort of customers that generate CPaaS revenue and that were customers in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the CPaaS revenue generated from that cohort in a quarter, by the CPaaS revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate dollar-based net retention rate for periods longer than one quarter, we use the average of the quarterly dollar-based net retention rates for the quarters in such period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(In Thousands, Except Share and per Share Amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Revenue	$41,338	$50,454	$120,489	$151,770
Cost of revenue	22,571	27,474	66,431	79,404
Gross profit	18,767	22,980	54,058	72,366
Operating expenses:
Research and development	2,771	5,895	7,862	14,111
Sales and marketing	3,128	5,422	8,099	14,598
General and administrative	9,797	11,576	25,691	33,635
Total operating expenses	15,696	22,893	41,652	62,344

Operating income	3,071	87	12,406	10,022
Other (expense) income, net	(538)	103	(1,950)	242
Income before taxes	2,533	190	10,456	10,264
Income tax (provision) benefit	(899)	2,320	(3,886)	8,949
Net income	$1,634	$2,510	$6,570	$19,213
Other comprehensive loss
Unrealized loss on marketable securities, net of income tax benefit	$—	$(1)	$—	$(3)
Total comprehensive income	$1,634	$2,509	$6,570	$19,210

Earnings per share:
Net income	$1,634	$2,510	$6,570	$19,213
Less: net income allocated to participating securities	213	—	858	—
Net income attributable to common stockholders	$1,421	$2,510	$5,712	$19,213

Net income per share:
Basic	$0.12	$0.13	$0.48	$1.05
Diluted	$0.11	$0.12	$0.42	$0.91

Weighted average number of common shares outstanding:
Basic	11,828,657	19,072,196	11,814,045	18,300,435
Diluted	13,252,737	21,146,124	13,487,649	21,065,802

The Company recognized total stock-based compensation expense in continuing operations as follows:

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Cost of revenue	$17	$30	$57	$79
Research and development	38	173	100	376
Sales and marketing	54	146	124	364
General and administrative	503	413	821	1,198
Total	$612	$762	$1,102	$2,017

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(unaudited)

	December 31, 2017	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$37,627	$48,574
Marketable securities	—	14,936
Accounts receivable, net of allowance for doubtful accounts	21,225	23,780
Prepaid expenses and other current assets	6,400	7,839
Total current assets	65,252	95,129
Property and equipment, net	14,946	21,770
Intangible assets, net	7,643	7,219
Deferred costs, non-current	2,068	1,771
Other long-term assets	1,192	769
Goodwill	6,867	6,867
Deferred tax asset	6,526	15,568
Total assets	$104,494	$149,093
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,025	$4,294
Accrued expenses and other current liabilities	15,725	20,294
Current portion of deferred revenue and advanced billings	5,768	7,052
Total current liabilities	24,518	31,640
Other liabilities	716	2,605
Deferred revenue, net of current portion	2,549	6,612
Total liabilities	27,783	40,857
Stockholders’ equity:
Class A and Class B common stock	17	19
Additional paid-in capital	102,465	114,778
Accumulated deficit	(25,771)	(6,558)
Accumulated other comprehensive loss	—	(3)
Total stockholders’ equity	76,711	108,236
Total liabilities and stockholders’ equity	$104,494	$149,093

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2018
Operating activities
Net income	$6,570	$19,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,272	4,109
Accretion of bond discount	—	(80)
Amortization of debt issuance costs	96	48
Stock-based compensation	1,102	2,017
Change in fair value of shareholders’ anti-dilutive arrangement	689	—
Deferred taxes	3,450	(9,041)
Loss on disposal of property and equipment	55	27
Changes in operating assets and liabilities:
Accounts receivable	(1,864)	(2,555)
Prepaid expenses and other assets	(1,470)	(1,122)
Deferred costs	(3,556)	345
Accounts payable	(2,339)	(778)
Accrued expenses and other liabilities	1,267	6,471
Deferred revenue and advanced billings	1,405	5,347
Net cash provided by operating activities	9,677	24,001
Investing activities
Purchase of property and equipment	(2,155)	(4,921)
Capitalized software development costs	(2,586)	(3,511)
Proceeds from sale of property and equipment	3	3
Purchase of marketable securities	—	(23,860)
Maturities of marketable securities	—	9,000
Net cash used in investing activities	(4,738)	(23,289)
Financing activities
Borrowings on line of credit	4,000	—
Repayments on line of credit	(9,000)	—
Payments on capital leases	(49)	(74)
Repayments on term loan	(1,500)	—
Payment of costs related to the initial public offering	—	(285)
Proceeds from issuances of common stock	174	10,584
Net cash (used in) provided by financing activities	(6,375)	10,225
Net (decrease) increase in cash, cash equivalents, and restricted cash	(1,436)	10,937
Cash, cash equivalents, and restricted cash, beginning of period	7,028	37,870
Cash, cash equivalents, and restricted cash, end of period	$5,592	$48,807
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,346	$74
Cash paid for taxes	$691	$155
Supplemental disclosure of noncash investing and financing activities
Purchase of property and equipment, accrued but not paid	$168	$2,107

Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and per Share Amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
Consolidated

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Consolidated Gross Profit	$18,767	$22,980	$54,058	$72,366
Depreciation	1,161	1,135	3,245	3,214
Stock-based compensation	17	30	57	79
Non-GAAP Gross Profit	$19,945	$24,145	$57,360	$75,659
Non-GAAP Gross Margin %	48%	48%	48%	50%
By Segment
CPaaS

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
CPaaS Gross Profit	$14,150	$17,541	$40,197	$51,229
Depreciation	1,161	1,135	3,245	3,214
Stock-based compensation	17	30	57	79
Non-GAAP Gross Profit	$15,328	$18,706	$43,499	$54,522
Non-GAAP CPaaS Gross Margin %	46%	45%	45%	45%
Other
There are no non-GAAP adjustments to gross profit for the Other segment.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Net income	$1,634	$2,510	$6,570	$19,213
Income tax provision /(benefit)(1)	899	(2,320)	3,886	(8,949)
Interest expense (income), net	402	(103)	1,261	(242)
Depreciation	1,241	1,296	3,643	3,685
Amortization	210	130	629	424
Stock-based compensation	612	762	1,102	2,017
Loss on disposal of property and equipment	46	17	55	27
Change in fair value of shareholders' anti-dilutive arrangement (2)	136	—	689	—
Adjusted EBITDA	$5,180	$2,292	$17,835	$16,175
________________________
(1) Includes $4,163 and $11,215 of excess tax benefits associated with the exercise of stock options in the three and nine months ended September 30, 2018, respectively.
(2) Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares. See Note 4, Fair Value of Financial Instruments, in the Annual Report on Form 10-K for further explanation.

Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and per Share Amounts)
(Unaudited)
Non-GAAP Net Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Net income	$1,634	$2,510	$6,570	$19,213
Stock-based compensation	612	762	1,102	2,017
Change in fair value of shareholders' anti-dilutive arrangement (1)	136	—	689	—
Amortization related to acquisitions	130	130	390	390
Loss on disposal of property and equipment	46	17	55	27
Estimated tax effects of adjustments	(351)	(233)	(852)	(625)
Income tax benefit of option exercises	—	(4,163)	—	(11,215)
Non-GAAP net income (loss)	$2,207	$(977)	$7,954	$9,807

Non-GAAP net income (loss) per Non-GAAP share
Basic	$0.16	$(0.05)	$0.59	$0.54
Diluted	$0.15	$(0.05)	$0.52	$0.47

Non-GAAP weighted average number of shares outstanding
Basic	11,828,657	19,072,196	11,814,045	18,300,435
Series A redeemable convertible preferred stock outstanding	1,775,000	—	1,775,000	—
Non-GAAP basic shares	13,603,657	19,072,196	13,589,045	18,300,435

Diluted	13,252,737	21,146,124	13,487,649	21,065,802
Series A redeemable convertible preferred stock outstanding	1,775,000	—	1,775,000	—
Non-GAAP diluted shares	15,027,737	21,146,124	15,262,649	21,065,802
________________________
(1) Relates to an anti-dilutive agreement which allows certain principal non-founder shareholders the ability to purchase additional common shares. See Note 4, Fair Value of Financial Instruments, in the Annual Report on Form 10-K for further explanation.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2017	2018	2017	2018
Net cash provided by operating activities	$4,671	$6,884	$9,677	$24,001
Net cash used in investing in capital assets (1)	(2,020)	(3,772)	(4,741)	(8,432)
Free cash flow	$2,651	$3,112	$4,936	$15,569
________________________
(1) Represents the acquisition cost of property, equipment and capitalized development costs for software for internal use.

Investor Contact
Marc P. Griffin
ICR, Inc., for Bandwidth
919-283-5993
ir@bandwidth.com